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EXHIBIT 99.2

             COURT ENTERS ORDERS PURSUANT TO VASO ACTIVE SETTLEMENT
                                    WITH SEC

         DANVERS, Mass.--(BUSINESS WIRE)-- September 17, 2004 -- Vaso Active Pharmaceuticals Inc. (Vaso Active) (VAPH.pk) of Danvers, Massachusetts, announced today that on September 13, 2004, the United States District Court for the District of Columbia entered final judgments against Vaso Active Pharmaceuticals, Inc. and John J. Masiz, the Company's former President and Chief Executive Officer, pursuant to their settlements with the SEC filed with the Court in SECURITIES AND EXCHANGE COMMISSION V. VASO ACTIVE PHARMACEUTICALS, INC., JOHN MASIZ, Civil Action No. 04 CV 01395 (RJL) (D.D.C.). For a discussion of the terms of the SEC settlements and related matters, see Vaso Active's August 27, 2004 press release.

FORWARD-LOOKING STATEMENTS

         Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the Company's industry, management's beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here; however, readers should review carefully reports of documents the Company files periodically with the SEC.

Contact:
Matt Carter
Vaso Active Pharmaceuticals, Inc.
978-750-1991 Ext. 28
mcarter@vasoactive.us





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